Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report, dated June 17, 2002, in Post-Effective Amendment Number 57 to the Registration Statement (Form N-1A, No. 33-31602) of Federated Money Market Obligation Trust.




                                                ERNST & YOUNG LLP


Boston, Massachusetts
June 26, 2002